NON-QUALIFIED STOCK OPTION AGREEMENT
PURSUANT TO THE STEVEN MADDEN, LTD. 2019 INCENTIVE COMPENSATION PLAN

THIS AGREEMENT, dated as of [date] (this “Agreement”), between Steven Madden, Ltd. (the “Company”) and [ name ] (the “Participant”).
Preliminary Statement
The Compensation Committee of the Board of Directors of the Company (the “Committee”) has authorized this grant of a non-qualified stock option (the “Option”) on [date] (the “Grant Date”) to purchase the number of shares of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), set forth below in Section 2 to the Participant, as an Eligible Employee of the Company or an Affiliate of the Company. Unless otherwise indicated, any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Steven Madden, Ltd. 2019 Incentive Compensation Plan (as the same may be further amended from time to time, the “Plan”). A copy of the Plan as in effect on the date hereof has been delivered to the Participant. By signing and returning this Agreement, the Participant acknowledges having received and read a copy of the Plan as in effect on the date hereof and agrees to comply with the Plan, this Agreement and all applicable laws and regulations.
Accordingly, the parties hereto agree as follows:
1.Tax Matters.
(a)No part of the Option granted hereby is intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code’’).
(b)Withholding. The Participant shall pay, or make arrangements to pay, in a manner satisfactory to the Company, an amount equal to the amount of all applicable federal, state and local or foreign taxes that the Company is required to withhold in connection with the exercise of the Option or at any other time. In the absence of such arrangements, the Company or one of its Affiliates shall have the right to withhold such taxes from the Participant’s normal pay or other amounts payable to the Participant. In addition, any statutorily required withholding obligation may be satisfied, in whole or in part, at the Participant’s election by delivery of shares of Common Stock (including Option Shares issuable under this Agreement).
2.Grant of Option. Subject in all respects to the Plan and the terms and conditions set forth herein and therein, the Participant is hereby granted an Option to purchase from the Company [number of shares] shares of Common Stock (the “Option Shares”), at a price per share of $[ ] (the “Option Price”).
3.Vesting and Exercise.
(a)Except as set forth below, the Option shall vest and become exercisable in installments as provided below, which shall be cumulative. To the extent that the Option has become vested and exercisable as provided below, the Option thereafter may be exercised by the Participant, in whole or in part, at any time or from time to time prior to the expiration or earlier termination of the Option as provided herein and in accordance with Section 6.3(d) of the Plan, including, without limitation, the filing of such written form of exercise notice, if any, as may be required by the Committee or the Company and the payment in full of the Option Price multiplied by the number of Option Shares underlying the portion of the Option exercised. The Option Price may be paid, in whole or in part, at the Participant’s election by delivery of shares of Common Stock (including Option Shares issuable under this Agreement). Upon expiration of the Option, the Option shall be canceled and no longer exercisable. The following table indicates each date upon which the Participant shall be vested and entitled to exercise the Option with respect to the percentage of the Option Shares indicated beside such date, provided that the Participant has not had a Termination of Employment any time prior to such date (each of the dates set forth below being herein called a “Vesting Date”):
Vesting Date          Percentage of Option
Shares Vested

[date]                    [___%]
[date]                    [___%]
[date]                     [___%]
[date]                    [___%]
[date]                    [___%]
(b)There shall be no proportionate or partial vesting in the periods prior to each Vesting Date and all vesting shall occur only on the appropriate Vesting Date, provided that the Participant has not had a Termination of Employment at any time prior to such Vesting Date.
(c)The Option will become fully vested upon the occurrence of both (i) a Change in Control and (ii) involuntary Termination of Employment, other than termination by the Company for Cause, within one year after such Change in Control.
(d)This Option and the obligation of the Company to sell and deliver the Option Shares hereunder, shall be subject to and conditioned upon compliance with all applicable federal and state laws, rules and regulations including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder (the “HSR Act”), and to such approvals by any government or regulatory agency as may be required. This Option may not be exercised by the Participant and the Company shall not be required to issue or deliver any certificates for Option Shares if the exercise of this Option, or the issuance or receipt of such Option Shares upon such exercise, would be in violation of applicable law.
(e)In the event that compliance with the HSR Act shall be required prior to exercise of all or any portion of the Option, the Company and the Participant agree to promptly make all necessary notifications, submissions or other filings required by the HSR Act, and to cooperate with one another to supply promptly any information and documentation that may be required or requested by the Department of Justice or the Federal Trade Commission pursuant to the HSR Act. The Participant acknowledges and agrees that, to the extent the HSR Act is applicable to the exercise of the Option, the issuance of the Option Shares shall be conditioned upon and subject to compliance with the HSR Act.
4.Option Term. The term of the Option shall be [seven] years after the Grant Date and the Option shall expire at 5:00 p.m. (New York City time) on the [seventh] anniversary of the Grant Date, subject to earlier termination in the event of the Participant’s Termination of Employment as specified in Section 5.
5.Termination. Subject to Section 4 and the terms of the Plan, the Option, to the extent vested at the time of the Participant’s Termination of Employment, shall remain exercisable as provided in Section 13.1(a) of the Plan. Any portion of the Option that is not vested as of the date of the Participant’s Termination of Employment for any reason shall terminate and expire as of the date of such Termination of Employment.
6.Restriction on Transfer of Option. No part of the Option shall be subject to Transfer other than by will or by the laws of descent and distribution. During the lifetime of the Participant, the Option may be exercised only by the Participant or the Participant’s guardian or legal representative. The Option shall not be subject to levy by reason of any execution, attachment or similar process. Upon any attempt to Transfer the Option or in the event of any levy upon the Option by reason of any execution, attachment or similar process contrary to the provisions hereof, the Option shall immediately and automatically become null and void.
7.Rights as a Stockholder. The Participant shall have no rights as a stockholder with respect to any Option Shares unless and until the Participant has become the holder of record of the Option Shares. No adjustments shall be made to the Option, the Option Shares or the Option Price for dividends in cash or other property, distributions or other rights in respect or any Option Shares, except as otherwise may he specifically provided for in the Plan. No shares of Common Stock shall be issued unless and until payment therefor has been made or provided.
8.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including, without limitation, the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the terms, conditions and provisions of the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly, This Agreement contains the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any prior agreements and understandings (whether written or oral) between the Company and the Participant with respect to the subject matter hereof.
9.Notices. Any notice or communication given hereunder (each a “Notice”)shall be in writing and shall be sent by personal delivery, by courier or by United States mail
(registered or certified mail, postage prepaid and return receipt requested), to the appropriate party at the address set forth below:
If to the Company, to:
Steven Madden, Ltd.
52-16 Barnett Avenue
Long Island City. New York 11104
Attention: Chief Executive Officer
If to the Participant, to the address for the Participant on file with the Company
; or such other address or to the attention of such other person as a party shall have specified by prior Notice to the other party. Each Notice will be deemed given and effective upon actual receipt (or refusal of receipt).
10.No Obligation to Continue Employment. This Agreement is not an agreement of employment. This Agreement does not guarantee that the Company or its Affiliates will employ, retain or continue to, employ or retain the Participant during the entire, or any portion of the, term of this Agreement, including but not limited to any period during which any Option is outstanding, nor does it modify in any respect the Company’s or its Affiliates’ right to terminate or modify the Participant’s employment or compensation.
11.Miscellaneous.
(a)This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, legal representatives, successors and assigns.
(b)This Agreement shall be governed and construed in accordance with the laws of Delaware (regardless of the law that might otherwise govern under applicable Delaware principles of conflict of laws).

(c)This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one contract.
(d)The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.
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IN WITNESS WHEREOF, the parties have executed this Agreement on the date and year first above written.

            STEVEN MADDEN, LTD.

            By:____________________________
            Name:
            Title:

            PARTICIPANT

            _______________________________